UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2005

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

1-10606
(Commission file number)

Delaware	77-0148231
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)

2655 Seeley Avenue, Building 5	95134
San Jose, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 943-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement

     On January 12, 2005, Cadence Design Systems, Inc. (“Cadence”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Verisity Ltd., an Israeli corporation (“Verisity”), and Scioto River Ltd., an Israeli corporation and wholly owned subsidiary of Cadence (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Verisity (the “Merger”), and each outstanding ordinary share of Verisity, NIS 0.01 par value per share, will be converted into the right to receive $12.00 in cash without interest. Following the Merger, Verisity will continue as the surviving corporation and the separate corporate existence of Merger Sub will cease.

     The Merger is subject to approval by the shareholders of Verisity, the expiration or termination of waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar merger notification laws or regulations of foreign governmental entities and other customary closing conditions. In addition, the Merger Agreement contains termination rights for both Cadence and Verisity under certain circumstances.

     A copy of the Merger Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by this reference. The description of the Merger Agreement above is qualified in its entirety by reference to the full text of the Merger Agreement. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

     A copy of the press release announcing the Merger Agreement is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger dated as of January 12, 2005 among Cadence Design Systems, Inc., Verisity Ltd. and Scioto River Ltd.
99.1	Press release issued by Cadence Design Systems, Inc. on January 12, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ William Porter

William Porter
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger dated as of January 12, 2005 among Cadence Design Systems, Inc., Verisity Ltd. and Scioto River Ltd.
99.1	Press release issued by Cadence Design Systems, Inc. on January 12, 2005